UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

Pursuant to a Contract of Sale-Office, Commercial and Multi-Family Residential Premises (the “Facility Purchase Agreement”), dated March 3, 2022, by and between Chartwell Carmel Realty, LLC (“Chartwell Realty”) and Silarx Pharmaceuticals, Inc. (“Silarx”), a wholly-owned subsidiary of Lannett Company, Inc. (the “Company”), Chartwell Realty will acquire that certain real property and improvements owned by Silarx located at 1033 Stoneleigh Avenue, Carmel, New York 10512 (the “Facility”) for a purchase price of $7.5 million.

Pursuant to an Asset Purchase Agreement dated March 3, 2022 (the “Asset Purchase Agreement”), by and among Chartwell Carmel Assets, LLC (“Chartwell Assets”), Chartwell Pharmaceuticals, LLC (“Chartwell LLC”), the Company, Silarx and Lannett Holdings, Inc., a wholly-owned subsidiary of the Company (“Holdings”), Chartwell Assets shall acquire equipment located at the Facility and certain ANDAs and other assets owned by the Company, Silarx and Holdings for a purchase price of $3.0 million.

In connection with the transactions contemplated by the Facility Purchase Agreement and the Asset Purchase Agreement, pursuant to the terms of a Manufacture and Supply Agreement, dated March 3, 2022 by and among Chartwell Pharmaceuticals Carmel, LLC (“Chartwell Carmel”), Chartwell LLC and the Company (the “Supply Agreement”), Chartwell Carmel will manufacture on behalf of the Company certain products at the Facility for a period of up to 18 months after the closing of the transactions contemplated by the Facility Purchase Agreement and the Asset Purchase Agreement until such time as the Company can transfer the manufacturing of such products to the Company’s other facility.

The closing of the transactions contemplated by the Facility Purchase Agreement, the Asset Purchase Agreement and the Supply Agreement, which is anticipated to occur on or before March 31, 2022, is subject to the satisfaction or waiver of the closing conditions set forth therein.

The Company expects to file the Facility Purchase Agreement, the Asset Purchase Agreement and the Supply Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022. The descriptions of the Facility Purchase Agreement, the Asset Purchase Agreement and the Supply Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the full texts of the Facility Purchase Agreement, the Asset Purchase Agreement and the Supply Agreement when filed.

Item 9.01      Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.      Description

99.1	March 4, 2022 Press Release of Lannett Company, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: March 4, 2022